EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1994 included in Reading & Bates Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Regis-tration Statement.


/s/ARTHUR ANDERSEN LLP


Houston, Texas
November 2, 1994